SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
September 15, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
As previously disclosed, in July 2008, Evergreen Solar, Inc. (the “Registrant”) closed the sale of $373.75 million aggregate principal amount of 4% senior convertible notes due 2013 (the “Notes”). Lehman Brothers Inc. was the lead underwriter of the transaction. Net proceeds to the Registrant from the offering were approximately $325.8 million, all of which the Registrant received at the closings. None of these funds are on deposit with Lehman Brothers Inc. or any of its affiliates. Also as previously disclosed, in connection with the Notes offering the Registrant entered into a stock lending agreement with Lehman Brothers International (Europe) (“LBIE”) and a capped call transaction with Lehman Brothers OTC Derivatives Inc. (“LB OTCD”).
On September 15, 2008, Lehman Brothers Holdings Inc. (“LB Holdings”) announced that it had filed for protection under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court in the Southern District of New York. In addition, we understand that LBIE has been placed under administration in the United Kingdom.
The capped call transaction with LB OTCD was designed to reduce the potential dilution resulting from the conversion of the Notes into shares of common stock, and effectively increased the conversion price of the Notes for the Registrant to $19.00 per share from the actual conversion price to the note holders of $12.11 per share. The total premium to be paid by the Registrant to LB OTCD for the capped call is approximately $68.1 million, of which $39.5 million was paid contemporaneously with the closing of the Notes offering and the remaining $28.6 million which is required to be paid in nine equal semi annual installments of $3.18 million beginning January 15, 2009. While we understand that LB OTCD has not filed for bankruptcy protection as of the time of this filing, the bankruptcy filing of LB Holdings, which is a guarantor under the capped call transaction, is an event of default under the transaction. The Registrant is carefully monitoring developments affecting LB Holdings and LB OTCD and the Registrant may, among other things, terminate the capped call transaction and may also seek to effect a similar arrangement with a new counterparty. Upon termination, the Registrant would have the right to monetary damages from LB OTCD in an amount equal to the present value of the cost to the Registrant to replace the transaction with another party for the same period and on the same terms. Unless the Registrant chooses to implement a new capped call arrangement then the dilutive impact of conversion of the Notes may be greater, based on the actual conversion price of $12.11 per share.
To facilitate the Notes offering, the Registrant also entered into a common stock lending agreement with LBIE, pursuant to which the Registrant loaned 30,856,538 shares of its common stock to LBIE. Concurrent with the closing of the Notes offering and from time to time thereafter, LBIE sold these shares into the market at prevailing market prices or at negotiated prices. LBIE received all of the proceeds from these sales and the Registrant received a nominal lending fee for the use of the borrowed shares. LBIE is required to return the borrowed shares under the common stock lending agreement to the Registrant when the Notes are no longer outstanding and in certain other circumstances. If an event of default occurs with respect to LBIE, which includes the insolvency of LBIE, the Registrant has the right to demand the prompt return of all outstanding borrowed shares. The Registrant provided notice to LBIE of its obligations on September 17, 2008 and demanded the prompt return of all outstanding borrowed shares.

In addition, the common stock lending agreement provides that as a result of the downgrade of the long term unsecured credit rating for LB Holdings, the Registrant has the right to require LBIE to create a segregated collateral account for the benefit of the Registrant on the books of Lehman Brothers Inc. into which LBIE must deposit cash or securities with a current market value at least equal to the market value of the full number of borrowed shares outstanding. Upon any LBIE event of default, the Registrant will have the right to direct sales of some or all of the securities in the collateral account until it has been reimbursed for the full market value of all outstanding borrowed shares. The Registrant provided notice to LBIE on September 15, 2008 demanding the creation and funding of the collateral account pursuant to the terms of the common stock lending agreement.
While the borrowed shares are considered to be issued and outstanding for corporate law purposes, they are not considered to be outstanding for purposes of computing and reporting earnings per share. Until the Registrant has more information regarding the bankruptcy proceedings involving LB Holdings and the administrative proceedings of LBIE, and can properly assess whether LBIE will be able to fulfill its obligation to return the borrowed shares, the Registrant will continue to consider the shares as not outstanding for the purpose of computing and reporting per share results.
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The Registrant cautions you that any statements contained in this Current Report that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to: the impact of the capped call transaction and common stock lending agreement on the Registrant’s business, financial condition and results of operations, the possible resolution of any claims or defaults arising under the Registrant’s agreements with LB Holdings and its affiliates, the Registrant’s ability to enter into capped call arrangements with a new counterparty and the impact of the bankruptcy proceedings of LB Holdings and the administrative proceedings of LBIE or their affiliates. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including risks and uncertainties identified in the Registrant’s filings with the Securities and Exchange Commission. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Registrant disclaims any obligation to publicly update or revise any such statements to reflect any change in the Registrant’s expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer

Dated: September 18, 2008

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